UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

H&R BLOCK, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Breeden Capital Management LLC

Breeden Partners L.P.

Breeden Partners (California) L.P.

Breeden Partners Holdco Ltd.

Richard C. Breeden

Robert A. Gerard

L. Edward Shaw, Jr.

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Contacts:

For Media:	For Investors:
Kekst and Company	Morrow & Co.
Victoria Weld	Eric Olson/Mike Verrechia
212-521-4800	203-658-9400

FOR IMMEDIATE RELEASE

ISS RECOMMENDS H&R BLOCK SHAREHOLDERS VOTE IN FAVOR OF ALL THREE BREEDEN PARTNERS’ NOMINEES

--“The long-term financial and operational performance of the company and the dissidents’ skill sets and track record establish both the need for change and the dissidents’ ability to effect change.”*--

--“[I]t appears that the company has batted below the ‘Mendoza line’ when it comes to its diversification strategy.”--

--“We believe that HRB’s performance and strategic decisions tend to indicate that the board has not adequately overseen management.”--

--“[W]e recommend shareholders support all three dissident candidates.”--

Greenwich, CT., August 22, 2007. Breeden Capital Management LLC, a Greenwich, CT., based investment fund manager, today announced that Institutional Shareholder Services (ISS), an independent proxy advisory firm, has recommended to its worldwide clients a vote for all three nominees of Breeden Partners to the board of H&R Block at the Company’s upcoming annual meeting. To follow ISS's recommendation, HRB shareholders should vote FOR the Breeden Partner’s director nominees on the BLUE proxy card and not sign or return H&R Block’s white proxy card.

Poor Performance. The ISS report reviews the performance of H&R Block over the past five years, and finds:

“Over the past five years, the company’s shares have underperformed the S&P 500 index by 92%. Since June 2004 (the IPO of JTX), HRB has underperformed its direct competitor by approximately 80%.”

“[W]e conclude the company has underperformed over the long term, above and beyond the company’s recent difficulties arising from its mortgage business.”

Failed Diversification Strategy and Poor Execution. ISS observes that:

“It does not appear that the company’s strategy of diversification has resulted in the hoped-for synergies...

“[I]t appears that the company has batted below the ‘Mendoza line’ when it comes to its diversification strategy.”

“In sum, we conclude that the company has made some key operational missteps over recent years, which calls into question the adequacy of the board’s oversight of management and strategy.”

Board Change is Warranted. ISS reviews the arguments of both sides regarding the company’s performance and the adequacy of the current board’s oversight, and finds that there is a need for change.

2

“After evaluating the dissident and incumbent arguments with respect to the company’s financial and shareholder return performance, strategic track record and governance profile, we conclude the dissidents have met their burden of proving that board change is warranted.”

New Directors to Add Value. ISS reviews the specific candidates of both the incumbent directors and the three nominees of Breeden Partners. It states:

“[O]n balance we conclude that the presence of the three dissidents on the HRB board would likely prove beneficial to long-term shareholder value.”

The “KPMG Issue.” ISS carefully reviewed the arguments of the company’s management that election of Mr. Breeden or any of Breeden Partners’ nominees could impair the independence of KPMG, the company’s independent auditors. In a complete rejection of management’s arguments, ISS notes that Mr. Breeden’s role at KPMG as monitor on behalf of the U.S. Department of Justice “should be put into perspective.”

ISS notes that Mr. Breeden’s role:

“is related to that firm’s tax practice, not its audit business. KPMG has not appeared troubled by Breeden’s similar role at other companies. Moreover, as a former SEC Chairman who over the years became the US government’s ‘go to’ guy to oversee companies suffering from ethical turmoil, we believe that Breeden has a hard-earned reputation for integrity to protect that mitigates against any incentive for him to misuse his position.”

Noting management’s arguments concerning KPMG, ISS concludes:

“In the worst case scenario, KPMG could decide to resign as auditor. In our view, however, any cost or disruption has to be weighed against the opportunity cost of not changing the board’s composition. We believe that, in this case, given HRB’s poor long term returns, these concerns should take second priority.”

Richard C. Breeden, Chairman and CEO of Breeden Partners, said “We are pleased that ISS has recommended the election of all three of the Breeden Partners nominees. To follow this recommendation, VOTE BLUE. ”

Mr. Breeden also noted, “This recommendation from ISS is a key moment in this proxy campaign. Rejecting the strident arguments of management, ISS has concluded that the interests of shareholders will best be served by electing all of the Breeden Partners’ nominees. We hope that this election will begin the process of transition to a new era for H&R Block.”

About Breeden Partners, LP

Breeden Partners is a private investment partnership that was formed for purposes of investing in companies that are underperforming in terms of earnings and share price. Breeden Partners invests solely in the equity securities of publicly traded companies headquartered in the United States or Canada, and it does not use either leverage or derivatives. Breeden Partners’ governing policies also prohibit it from taking a majority equity interest in any portfolio company.

Breeden Partners seeks to invest in companies with strong cash flows and underlying asset values where it can be a catalyst for change that will enhance market value. Breeden Partners seeks to maximize returns by persuading portfolio companies to adopt new strategies to increase earnings and rates of return, improve capital allocation, strengthen accountability for performance, enhance transparency and adopt healthier governance practices, among other things. Breeden Partners believes that implementing improved management and governance practices will help portfolio companies achieve higher earnings and command a higher multiple on such earnings in the marketplace.

3

About Breeden Capital Management LLC

Breeden Capital Management is based in Greenwich, Connecticut. Both Breeden Partners and Breeden Capital Management were founded by Richard C. Breeden, former Chairman of the U.S. Securities and Exchange Commission. The firm has a total of more than 20 professionals, and, together with its affiliates, it has more than $1 billion in committed capital under management.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY BREEDEN CAPITAL MANAGEMENT, LLC, BREEDEN PARTNERS L.P., BREEDEN PARTNERS (CALIFORNIA) L.P., BREEDEN PARTNERS HOLDCO LTD., RICHARD C. BREEDEN, ROBERT A. GERARD AND L. EDWARD SHAW, JR. FROM THE SHAREHOLDERS OF H&R BLOCK FOR USE AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS OF H&R BLOCK BECAUSE THEY CONTAIN (AND ANY SUBSEQUENT AMENDMENTS OR SUPPLEMENTS WILL CONTAIN) IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY IS BEING MAILED TO SHAREHOLDERS OF H&R BLOCK AND IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING MORROW & CO., INC. BY TELEPHONE AT (203) 658-9400 OR BY E-MAIL AT BREEDENINFO@MORROWCO.COM.

 ________________

*

Breeden Partners has not sought or obtained consent from ISS to use any statements or information indicated herein as having been obtained or derived from statements made or published by ISS. Any such statements or information should not be viewed as indicating the support of ISS for the views expressed herein.

4